Exhibit 99
PRESS RELEASE
OM GROUP REPORTS NET INCOME GROWTH IN FOURTH-QUARTER 2009
- Net Income Improved to $0.47 per share -
- Income from Continuing Operations as Adjusted for Special Items was $0.66 per share -
- Cash Balance Grows to $355.4 Million at Year-End with Strong Cash from Operations -
CLEVELAND — February 25, 2010 — OM Group, Inc. (NYSE: OMG) today announced financial results for the fourth quarter ended December 31, 2009.
Net sales were $241.4 million, down 19 percent from the fourth quarter of 2008, due primarily to lower selling prices for cobalt-containing products. Net income was $14.3 million, or $0.47 per diluted share, compared with a loss of $32.7 million, or $1.08 per diluted share, during the same period last year. Adjusted for special items, income from continuing operations was $0.66 per diluted share compared with a loss of $1.51 per diluted share in the fourth quarter of 2008.
“While we saw steady improvement in customer demand across our product lines, as well as some improvement in cobalt supply and demand fundamentals, neither were enough to achieve year-over-year revenue growth in the fourth quarter,” said Joseph M. Scaminace, chairman and chief executive officer. “That said, thanks to our ongoing profit enhancement initiatives, we were able to create positive growth on the bottom line and continue to generate strong cash flow from operations.”
Gross profit was $62.1 million (25.7 percent of sales), significantly higher than the fourth quarter of 2008, which was $3.6 million and included a non-cash inventory charge of $26.9 million. Selling, general and administrative expenses were $32.8 million (13.6 percent of sales), down 20 percent from the same period in 2008. Operating profit was $29.2 million (12.1 percent of sales), compared with an operating loss of $46.0 million in the fourth quarter of 2008. The improved profitability compared with last year is due to a rising cobalt reference price, benefits from profit enhancement initiatives, and an increase in demand.
Income tax expense for the fourth quarter was $14.2 million, including discrete tax expense items totaling $5.7 million, related primarily to repatriation of foreign earnings and tax matters in the Democratic Republic of Congo. The income tax benefit of $18.8 million in the fourth quarter of 2008 included a non-recurring income tax benefit of $21.5 million related to the company’s electing to take foreign tax credits on prior-year U.S. tax returns.
BUSINESS SEGMENT RESULTS (all comparisons to the fourth quarter of 2008)
Advanced Materials
•	Net sales were $132.8 million, down 32 percent

•	Excluding metal resale and copper by-product sales, sales volumes improved 5 percent due primarily to a rebound in battery materials, chemicals and ceramics

•	Operating profit was $25.9 million (19.5 percent of sales), compared with a loss of $16.0 million (the fourth quarter of 2008 included an inventory charge of $19.9 million)

•	Average quarterly reference price of cobalt was $18.35 per pound, down 12 percent
Specialty Chemicals
•	Net sales were $109.1 million, up 6 percent

•	Demand was higher in most end markets, especially printed circuit board, memory disk and tire

•	Operating profit was $11.1 million (10.2 percent of sales), compared with a loss of $19.1 million (the fourth quarter of 2008 included an inventory charge of $7.0 million and goodwill impairment charges of $8.8 million)
OUTLOOK
The acquisition of EaglePicher Technologies, LLC, announced February 1, 2010, will be a source of top-line growth in 2010. The Joplin, Missouri-based company is a leader in designing and manufacturing batteries, battery management systems and energetic devices for the defense, aerospace and medical industries. In addition to top-line growth, the acquisition is expected to provide operating cash flow and contribute to operating profit. Interest expense will increase as the company utilized its revolving credit facility to finance a portion of the transaction.
“We are pleased to see that the momentum we were able to generate at the end of 2009 seems to be continuing into the first quarter, as demand from most of the end markets we serve continues to strengthen,” said Scaminace. “Similarly, our businesses are stronger today than this time last year, thanks to the lower cost structure and improving operational excellence metrics we put in place.”
Scaminace noted that while there are many positives going into the new fiscal year, there are still areas of concern. “Demand expectations are still off from the levels seen prior to the downturn and visibility is still limited in some end markets as we look beyond the first half of 2010.”
According to Scaminace, the company’s primary challenge in the near term is to remain focused on optimizing its variable cost structure as volumes continue to rise. Longer term, the company remains focused on executing its transformational strategy through highly profitable organic and acquired growth.
PRESENTATION OF NON-GAAP FINANCIAL INFORMATION
“Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP measure used in this release. It is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. The Company’s management uses this metric in evaluating the performance of the Company’s business. The Company believes that the non-GAAP financial measure facilitates a comparative assessment of the Company’s operating performance by its management. In addition, the Company believes that this non-GAAP financial measure will enhance investors’ understanding of the performance of the Company’s operations and of the comparability to the results of prior periods.
For purposes of this release, discussions related to income (loss) from continuing operations or net income (loss) pertains to amounts attributable to OM Group, Inc. common shareholders.
WEBCAST INFORMATION
OM Group has scheduled a conference call and live audio broadcast on the Web for 10 a.m. Eastern time today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management’s presentation materials will be available on OMG’s Web site at the time of the call. The company recommends visiting the Web site at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations — Presentations” page of the company’s Web site three hours after the call.
ABOUT OM GROUP, INC.
OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, and medical devices. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com/.
# # #
For more information, contact: Troy Dewar, director, investor relations, at +1-216-263-7765.
FORWARD-LOOKING STATEMENTS
The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the potential impact that the current global economic and financial market crisis may have on our business and operations, including future goodwill impairments; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the operation of our critical business facilities without interruption; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the Company’s finished products; the availability of competitively priced supplies of raw materials, particularly cobalt; the demand for metal-based specialty chemicals and products in the Company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; the effect of fluctuations in currency exchange rates on the Company’s international operations; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the effect of changes in domestic or international tax laws; and the general level of global economic activity and demand for the Company’s products.

OM Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31,	December 31,
(In thousands)	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$355,383	$244,785
Accounts receivable, less allowances	123,641	130,217
Inventories	287,096	306,128
Refundable and prepaid income taxes	44,474	55,059
Other current assets	32,394	59,227

Total current assets	842,988	795,416

Property, plant and equipment, net	227,115	245,202
Goodwill	234,189	268,677
Intangible assets	79,229	84,824
Notes receivable from joint venture partner, less allowance	13,915	13,915
Other non-current assets	46,700	26,393

Total assets	$1,444,136	$1,434,427

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$—	$80
Accounts payable	139,173	89,470
Accrued income taxes	7,522	17,677
Accrued employee costs	18,168	31,168
Other current liabilities	24,099	21,074

Total current liabilities	188,962	159,469

Long-term debt	—	26,064
Deferred income taxes	27,453	26,764
Uncertain tax positions	15,733	6,123
Other non-current liabilities	35,856	37,929

Total liabilities	268,004	256,349

Total OM Group, Inc. stockholders’ equity	1,131,305	1,130,649
Noncontrolling interest	44,827	47,429

Total liabilities and equity	$1,444,136	$1,434,427

OM Group, Inc. and Subsidiaries
Condensed Statements of Consolidated Operations

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2009	2008	2009	2008
Net sales	$241,372	$296,599	$871,669	$1,736,849
Cost of products sold (excluding restructuring charges)	178,640	293,001	693,832	1,384,301
Restructuring charges	677	—	12,054	—

Gross profit	62,055	3,598	165,783	352,548
Selling, general and administrative expenses	32,760	40,748	133,302	166,126
Goodwill impairment, net	—	8,800	37,504	8,800
Restructuring charges	103	—	654	—
Gain on termination of retiree medical plan	—	—	(4,693)	—

Operating profit (loss)	29,192	(45,950)	(984)	177,622
Other income (expense):
Interest expense	(81)	(305)	(689)	(1,597)
Interest income	202	511	928	1,920
Foreign exchange loss	(671)	(4,613)	(21)	(3,744)
Other income (expense), net	(57)	(1,348)	(292)	(1,913)

	(607)	(5,755)	(74)	(5,334)

Income (loss) from continuing operations before income tax (expense) benefit	28,585	(51,705)	(1,058)	172,288
Income tax (expense) benefit	(14,249)	18,842	(20,899)	(16,076)

Income (loss) from continuing operations, net of tax	14,336	(32,863)	(21,957)	156,212
Income from discontinued operations, net of tax	(289)	303	1,496	92

Consolidated net income (loss)	14,047	(32,560)	(20,461)	156,304
Net (income) loss attributable to noncontrolling interest	279	(155)	2,604	(21,301)

Net income (loss) attributable to OM Group, Inc. common shareholders	$14,326	$(32,715)	$(17,857)	$135,003

Earnings per common share — basic:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.48	$(1.09)	$(0.64)	$4.48
Income from discontinued operations attributable to OM Group, Inc. common shareholders	(0.01)	0.01	0.05	—

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.47	$(1.08)	$(0.59)	$4.48

Earnings per common share — assuming dilution:
Income (loss) from continuing operations attributable to OM Group, Inc. common shareholders	$0.48	$(1.09)	$(0.64)	$4.45
Income from discontinued operations attributable to OM Group, Inc. common shareholders	(0.01)	0.01	0.05	—

Net income (loss) attributable to OM Group, Inc. common shareholders	$0.47	$(1.08)	$(0.59)	$4.45

Weighted average shares outstanding
Basic	30,267	30,180	30,244	30,124
Assuming dilution	30,487	30,180	30,244	30,358

Amounts attributable to OM Group, Inc. common shareholders:
Income (loss) from continuing operations, net of tax	$14,615	$(33,018)	$(19,353)	$134,911
Income from discontinued operations, net of tax	(289)	303	1,496	92

Net income (loss)	$14,326	$(32,715)	$(17,857)	$135,003

OM Group, Inc. and Subsidiaries
Condensed Statements of Consolidated Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2009	2008	2009	2008
Operating activities
Consolidated net income (loss)	$14,047	$(32,560)	$(20,461)	$156,304
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Income from discontinued operations	289	(303)	(1,496)	(92)
Gain on termination of retiree medical plan	—	—	(4,693)	—
Depreciation and amortization	12,655	14,480	53,765	56,116
Share-based compensation expense	1,440	976	6,026	7,621
Foreign exchange loss	671	4,613	21	3,744
Interest income receivable from joint venture partner	—	—	—	3,776
Deferred income tax benefit	(10,514)	6,258	(7,471)	(894)
Lower of cost or market inventory charge	—	26,922	—	27,728
Goodwill impairment charges, net	—	8,800	37,504	8,800
Restructuring charges	780	—	12,708	—
Other non-cash items	(1,631)	5,746	801	506
Changes in operating assets and liabilities:
Accounts receivable	2,556	70,963	6,739	48,641
Inventories	(23,662)	119,616	17,142	76,985
Accounts payable	38,592	(59,825)	49,703	(124,712)
Other, net	25,667	(46,023)	15,158	(92,399)

Net cash provided by operating activities	60,890	119,663	165,446	172,124

Investing activities
Expenditures for property, plant and equipment	(3,558)	(7,430)	(25,686)	(30,712)
Proceeds from settlement of cobalt forward purchase contracts	—	—	—	10,736
Proceeds from loans to consolidated joint venture partner	—	5,750	—	10,264
Acquisitions	—	(511)	—	(5,799)
Other, net	(2,346)	(347)	(4,797)	(2,423)

Net cash used for investing activities	(5,904)	(2,538)	(30,483)	(17,934)

Financing activities
Payments of long-term debt and revolving line of credit	—	(28)	(26,141)	(45,513)
Proceeds from the revolving line of credit	—	—	—	70,000
Payment of loan from consolidated joint venture partner	—	(2,657)	—	(2,657)
Payment related to surrendered shares	—	—	(535)	(3,251)
Distribution to joint venture partners	—	(11,250)	—	(26,184)
Proceeds from exercise of stock options	—	2	11	874
Other, net	424	(1,083)	—	28

Net cash provided by (used for) financing activities	424	(15,016)	(26,665)	(6,703)

Effect of exchange rate changes on cash	(104)	(1,890)	2,697	(2,889)

Cash and cash equivalents
Increase from continuing operations	55,306	100,219	110,995	144,598
Discontinued operations — net cash used for operating activities	(397)	—	(397)	—
Balance at the beginning of the period	300,474	144,566	244,785	100,187

Balance at the end of the period	$355,383	$244,785	$355,383	$244,785

OM Group, Inc. and Subsidiaries
Segment Information

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2009	2008	2009	2008
Net Sales
Advanced Materials	$132,762	$194,122	$472,412	$1,192,423
Specialty Chemicals	109,137	102,739	401,801	546,675
Intersegment items	(527)	(262)	(2,544)	(2,249)

	$241,372	$296,599	$871,669	$1,736,849

Operating profit (loss)
Advanced Materials	$25,915	$(16,025)	$53,301	$203,545
Specialty Chemicals (a)	11,116	(19,125)	(26,981)	11,168
Corporate (b)	(7,839)	(8,623)	(27,304)	(37,540)
Intersegment items	—	(2,177)	—	449

	$29,192	$(45,950)	$(984)	$177,622

(a)	Speciality Chemicals includes a $37.5 million non-cash goodwill impairment charge and a $12.7 million restructuring charge in 2009.

(b)	Corporate includes a $4.7 million gain on the termination of the Company’s retiree medical plan in 2009.

Volumes
Advanced Materials
Sales volume — metric tons*	6,689	6,497	27,073	31,450
Cobalt refining volume — metric tons	2,344	2,353	8,962	9,639

*	Sales volume includes cobalt metal resale and copper by-product sales.

Speciality Chemicals
Advanced Organics sales volume — metric tons	5,003	5,126	21,787	28,956
Electronic Chemicals sales volume — gallons (thousands)	2,720	1,851	8,994	11,270
Ultra Pure Chemicals sales volume — gallons (thousands)	1,230	1,274	4,564	5,152
Photomasks — number of masks	6,989	7,063	27,065	27,834

OM Group, Inc. and Subsidiaries
Non-GAAP Financial Measure

	Three months ended		Three months ended
	December 31, 2009		December 31, 2008
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc. — as reported	$14,326	$0.47	$(32,715)	$(1.08)

Less:
Income (loss) from discontinued operations, net of tax	(289)	(0.01)	303	0.01

Income (loss) from continuing operations attributable to OM Group, Inc. — as reported	$14,615	$0.48	$(33,018)	$(1.09)

Special items — income (expense):
Goodwill impairment charge	—	—	(8,800)	(0.29)
Intangible asset impairment charge	(163)	(0.01)	—	—
Restructuring charge, net of tax	(780)	(0.02)	—	—
Discrete tax items attributable to OMG, including foreign tax credits	(4,449)	(0.15)	21,536	0.71

Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$20,007	$0.66	$(45,754)	$(1.51)

Weighted average shares outstanding — diluted		30,487		30,180

	Year ended		Year ended
	December 31, 2009		December 31, 2008
(in thousands, except per share data)	$	Diluted EPS	$	Diluted EPS
Net income (loss) attributable to OM Group, Inc. — as reported	$(17,857)	$(0.59)	$135,003	$4.45

Less:
Income from discontinued operations, net of tax	1,496	0.05	92	—

Income (loss) from continuing operations attributable to OM Group, Inc. — as reported	$(19,353)	$(0.64)	$134,911	$4.45

Special items — income (expense):
Goodwill impairment charge	(37,504)	(1.24)	(8,800)	(0.29)
Restructuring charge, net of tax	(10,808)	(0.36)	—	—
Intangible asset impairment charges	(1,550)	(0.05)	—	—
Gain on termination of retiree medical plan	4,693	0.16	—	—
Discrete tax items attributable to OMG, including foreign tax credits	(6,128)	(0.21)	46,636	1.54
REM — inventory step-up (COGS), net of tax	—	—	(1,222)	(0.04)
Tax assessment in Canada	—	—	(763)	(0.03)

Income from continuing operations attributable to OM Group, Inc. — as adjusted for special items	$31,944	$1.06	$99,060	$3.26

Weighted average shares outstanding — diluted		30,244		30,358
Use of Non-GAAP Financial Information:
“Income (loss) from continuing operations attributable to OM Group, Inc. — as adjusted for special items” is a non-GAAP financial measure that the Company’s management has used as an important metric in evaluating the performance of the Company’s business for 2009. The above table presents a reconciliation of the Company’s GAAP results, as reported (both net income (loss) attributable to OM Group, Inc. and income (loss) from continuing operations attributable to OM Group, Inc.), to its non-GAAP results after adjusting for the special items shown. The Company believes that the non-GAAP financial measure presented in the above table facilitates a comparative assessment of the Company’s operating performance by its management. In addition, the Company believes that this non-GAAP financial measure will enhance investors’ understanding of the performance of the Company’s operations during 2009 and of the comparability of the 2009 results to the results of prior periods.